PRE-AMALGAMATION AGREEMENT


A M O N G:


                DONOHUE INC., a corporation amalgamated under the laws of Quebec,

                ("Donohue")

                - and -

                TRIBUNE COMPANY, a company incorporated under the laws of Delaware,

                ("Tribune")

                - and -

                QUNO CORPORATION, a corporation amalgamated under the laws of Quebec,

                (the "Corporation")


WHEREAS:

A. the authorized capital of the Corporation consists of 50,000,000 Common Shares and 585,146 Non-Voting Shares, of which 22,298,056 Common Shares and 332,274 Non-Voting Shares are issued and outstanding as fully paid and non-assessable;

B. Tribune is the legal and beneficial owner of 7,214,854 of the outstanding Common Shares and all of the 332,274 outstanding Non-Voting Shares and the Convertible Debenture;

C.        there are also outstanding as at the date hereof the Existing Options;

D. Tribune has expressed its interest in disposing of the Tribune's Securities and has agreed with the Corporation to attempt to do so in a manner that is consistent with the interests of the other holders of the Common Shares;

E. in this context, the Corporation, with the concurrence of Tribune, engaged the Financial Advisors to assist them;

F.        as  a  result  of  consultation  with  the  Financial  Advisors,   the
Corporation and Tribune established a process through which those persons that might be interested in acquiring the Tribune's Securities and all of the other outstanding Shares were solicited;

G. as a result of that solicitation and the submission of expressions of interest by various persons, a limited number of persons were requested to submit firm and final offers for the acquisition of the Tribune's Securities and all of the other outstanding Common Shares;

H. Donohue is prepared to acquire all of the outstanding Common Shares and Non-Voting Shares and all the Common Shares that are issuable pursuant to the Existing Options and Convertible Debenture pursuant to the Transaction provided for in this agreement;

I. Tribune is prepared to vote in favour of the Transaction in accordance with this agreement;

J. the board of directors of the Corporation has appointed the Independent Committee to consider the Transaction and make a recommendation to the board of directors of the Corporation with respect thereto;

K. the Independent Committee has retained the Independent Financial Advisor and the Independent Legal Advisor to assist the Independent Committee in connection with its deliberations;

L. the Independent Financial Advisor has determined that the Transaction is fair from a financial point of view to the shareholders of the Corporation, other than Tribune, and has so advised the Independent Committee;

M. the Financial Advisors have determined that the Transaction is fair from a financial point of view to the shareholders of the Corporation;

N. the Independent Committee, based on the advice of the Independent Financial Advisor and the Independent Legal Advisor and having considered such other matters as it has considered appropriate, has recommended to the board of directors of the Corporation that the Corporation enter into this agreement and that the board of directors recommend that in the absence of a superior opportunity for shareholders of the Corporation to realize upon their investment the shareholders of the Corporation vote in favour of the Transaction; and

O.        the  board of  directors  of the  Corporation,  based  on the  advice
of the Financial   Advisors,   has  accepted  the  recommendation  of  the
Independent Committee, has authorized the Corporation to enter into this agreement and has determined to recommend that in the absence of a superior
opportunity  for shareholders   of  the   Corporation  to  realize  upon  their
investment the shareholders of the Corporation vote in favour of the Transaction.

          NOW THEREFORE in consideration of the mutual covenants set out in this agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Donohue, Tribune and the Corporation agree as follows:

1.                The Transaction and its Announcement
                  ------------------------------------

A.                Process.

                  Subject to the terms and conditions of this agreement:

         (a) as soon as reasonably practicable after the execution of this agreement, the parties shall use reasonable efforts to cause the Corporation to call and hold the Special Meeting on or before February 29, 1996;

         (b) in connection with the Special Meeting, Donohue, Tribune and the Corporation shall work together to prepare a management information circular, an amalgamation agreement and such other documents as may be necessary or desirable; and

         (c) if the Transaction is approved at the Special Meeting in compliance with the Legislation, as soon as reasonably practicable thereafter and subject to the fulfilment or the waiver of each of the conditions set out in Section 2 of this agreement, the Corporation and Donohue shall file or cause to be filed articles of amalgamation to give effect to the Transaction pursuant to section 123.118 of the Companies Act.

B.                Compliance with Legislation.

                  Donohue,   Tribune  and  the   Corporation   shall  cause  the
Transaction to be implemented in compliance with the Legislation.

C.                Public Announcement.

                  Immediately  after the execution of this  agreement,  Donohue,
Tribune  and  the   Corporation   shall  issue  a  joint  public   announcement,
substantially in the form attached as Schedule C.


2.                Conditions of Transaction
                  -------------------------

A.                Conditions in Favour of Donohue.

                  The obligations of Donohue to complete the Transaction shall be subject to the fulfilment, or the waiver by Donohue, of the conditions set out in Schedule D, each of which is for the exclusive benefit of Donohue and may be waived by Donohue at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

B.                Conditions in Favour of the Corporation.

                  The obligations of the Corporation to complete the Transaction shall be subject to the fulfilment, or the waiver by the Corporation, of the conditions set out in Schedule E, each of which is for the exclusive benefit of the Corporation and may be waived by the Corporation at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

C.                Conditions in Favour of Tribune.

                  The obligations of Tribune to complete the Transaction shall be subject to the fulfilment, or the waiver by Tribune, of the conditions set out in Schedule F, each of which is for the exclusive benefit of Tribune and may be waived by Tribune at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

D.                Satisfaction, Waiver and Release of Conditions.

                  The conditions provided for in this section shall be deemed conclusively to have been satisfied, waived or released when articles of amalgamation are filed as contemplated by this agreement and a certificate of amalgamation is issued.

3.                Representations and Warranties
                  ------------------------------

A.                Representations and Warranties of Tribune.

                  Tribune represents and warrants to Donohue as to those matters set forth in Schedule G.

B.                Representations and Warranties of the Corporation.

                  The Corporation represents and warrants to Donohue as to those matters set forth in Schedule H.

C.                Representations and Warranties of Donohue.

                  Donohue represents and warrants to each of Tribune and the Corporation as to those matters set forth in Schedule I.

D.                Survival of Representations, Warranties and Covenants.

                  Except where otherwise indicated, the representations, warranties and covenants contained in this agreement shall survive its execution and delivery and the closing of the transactions contemplated herein for a period of three years from the date hereof except for the representations and warranties set forth in the first full paragraph of paragraph (b) and in paragraphs (c) and (d) of Schedule G, the first full paragraph of paragraph (d) of Schedule H and the first full paragraph of paragraph (d), and in paragraphs
(j) and (k) of Schedule I, which will survive indefinitely. No investigation by or on behalf of any party shall mitigate, diminish or affect the representations and warranties made by any other party.

4.                Implementation of the Transaction
                  ---------------------------------

A.                General.

                  Each of Donohue, Tribune and the Corporation shall, and shall cause its Subsidiaries to, use all reasonable efforts to satisfy each of the conditions precedent to be satisfied by it and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable to permit the completion of the Transaction in accordance with this agreement and to cooperate with each other in connection therewith, including using all reasonable efforts to :

         (a) provide notice regarding the Transaction to, and obtain all necessary waivers, consents and approvals or releases
                  regarding  the   Transaction   from,   other  parties  to
                  agreements, understandings or other documents to which it is a party or by which it is or its properties are bound or affected (including, without limitation, loan agreements, leases, pledges, guarantees and security), the failure of which to obtain would prevent the implementation of the Transaction or, individually or in the aggregate, could, as a result of completion of the Transaction, reasonably be expected to be Materially Adverse to either the Corporation, Tribune or Donohue and their respective Subsidiaries, in each case taken as a whole; provided that the foregoing shall not apply with respect to the credit facilities of the Corporation with its bankers and in respect of the US$150,000,000 of 9-1/8% Senior Notes of the Corporation due 2005;

         (b) obtain the approval of the shareholders of the Corporation at the Special Meeting in compliance with the Legislation;

         (c) effect or cause to be effected all necessary registrations and filings (including filings required by the Competition Act (Canada) and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States)) and submissions of information requested of it by Agencies, the failure of which to effect would prevent the implementation of the Transaction or could, as a result of completion of the Transaction, reasonably be expected to be Materially Adverse to either the Corporation or Donohue and their respective Subsidiaries, in each case taken as a whole;

         (d) obtain, prior to the Effective Date, all licences, consents, approvals, authorizations and orders of Agencies as may be necessary or desirable for the consummation of the Transaction and the failure of which to obtain could reasonably be expected to be Materially Adverse to either the Corporation or Donohue and their respective Subsidiaries, in each case taken as a whole;

         (e) cooperate with each other on a timely basis in connection with the preparation of, and shall furnish to each other such information as may be reasonably necessary for inclusion in, the management information circular and any amendment thereto to be mailed to holders of Shares in connection with the Special Meeting; and

         (f) ensure that the Corporation maintains a Canadian operating credit facility of at least U.S.$40 million on terms and conditions substantially the same as those of the existing Canadian operating credit facility.

B.                Defense of Proceedings.

                  Each of Donohue, Tribune and the Corporation shall vigorously defend, or cause to be defended, any lawsuits or other legal proceedings brought against it or any of its affiliates challenging this agreement or the completion of the Transaction. None of Donohue, Tribune or the Corporation shall settle or compromise any claim brought in connection with the Transaction prior to the Effective Date by persons that are or purport to be holders of any of its securities without prior consultation with the others.

C.                Conversion of Debenture and Vote.

                  Provided that the Corporation and Donohue are in compliance with their respective material obligations hereunder, Tribune shall take all such steps as may be required of Tribune to convert the Convertible Debenture before the Special Meeting and Tribune shall vote all of its Shares in favour of the Transaction at the Special Meeting. The board of directors of the Corporation shall take all steps necessary on the part of the Corporation to enable Tribune to convert the Convertible Debenture and vote the Common Shares issued upon conversion of the Convertible Debenture at the Special Meeting. For greater certainty, nothing herein shall limit or be deemed to limit the right that Tribune otherwise would have to convert the Convertible Debenture in accordance with its terms.

D.                Registrar and Transfer Agent.

                  The Corporation shall instruct its transfer agent to furnish promptly to Donohue such information and documents as it may reasonably request, including updated or additional lists of security holders, mailing labels and lists of securities positions, and provide to Donohue such other assistance as it may reasonably request to be able to communicate the Transaction to holders of the Common Shares and to such other persons as are entitled to receive materials relating to the Transaction under the Legislation, provided that Donohue shall not communicate in writing with the holders of Common Shares without prior consultation with the Corporation.

E.                Option Plans.

                  The Corporation shall not amend the 1993 Long Term Incentive Plan or the Director Share Compensation Plan pursuant to which the Existing Options have been issued and are governed, without the prior written consent of Donohue.

F.                Business in the Ordinary Course.

                  Prior to the Effective Date, unless Donohue shall otherwise agree in writing (such agreement not to be unreasonably withheld) or as otherwise expressly contemplated or permitted by this agreement, the Corporation shall (and shall cause each of its

Subsidiaries to) conduct its and their respective businesses in the ordinary course of business consistent with past practice. Without limitation, the Corporation shall:

         (a) not, and shall cause each of its Subsidiaries to not, do or permit to occur any of the following (directly or indirectly) outside of the ordinary course of business consistent with past practice, except to the extent necessary to give effect to obligations under this agreement or otherwise existing at the date of this agreement:

                      (i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, dispose of or encumber:

                           (a) any securities, including, for greater certainty, additional options or stock appreciation rights (other than the issuance of Common Shares upon the exercise of the Existing Options or conversion of the Convertible Debenture or under the Stock Purchase Plan provided that the Corporation shall forthwith take all action reasonably necessary and available to suspend operation of the Stock Purchase Plan); or

                           (b)      any material assets;

                     (ii) amend or propose to amend articles or by-laws of the Corporation or any of its Subsidiaries;

                    (iii) declare or make any distribution (in cash, securities or other property) in respect of any securities, other than payments required to be made in respect of the Convertible Debenture, the Corporation's 9-1/8% Senior Notes due 2005 and existing credit facilities;

                     (iv)  redeem, purchase or offer to purchase any securities;

                      (v) reorganize, amalgamate or merge with any other person;

                     (vi)  reduce its stated capital;

                    (vii) acquire or agree to acquire (by a merger, amalgamation, acquisition of stock or assets or otherwise) any person;

                   (viii) incur, or commit to incur, otherwise than under current operating lines of credit, (i) any
                           indebtedness   for  borrowed  money  or  (ii) any
                           obligations for capital expenditures other than for projects already authorized as listed in either the 1996 Capital Plan Spending Projections dated December 14, 1995 (in the aggregate amount of $25,272,000 for 1996 or such greater amount with the written approval of Donohue which approval shall not be unreasonably withheld) or in the 1995 Capital Spending
                           Projections;  nothwithstanding the  foregoing,   the
                           Corporation may proceed with unforeseen capital expenditures which may be required as a result of the failure of existing equipment to resume operations in the normal course of business, provided that no such expenditure in excess of $5,000,000 shall be made without the prior written consent of Donohue, which shall not be unreasonably withheld; or

                     (ix)  enter  into  or  modify  any   contract,   agreement,
                           commitment or arrangement with respect to any of the matters set forth in this subsection 4F(a);

         (b) not, and shall cause each of its Subsidiaries to not, except in the ordinary course of business and consistent with past practice or as contemplated herein:

                      (i)  enter  into  or  modify  any  employment,  severance, collective bargaining or similar agreements or arrangements with, or grant any salary increases, severance or termination pay to, any officers or directors other than pursuant to agreements in effect on the date of this agreement or pursuant to ongoing labour negotiations;

                     (ii) in the case of employees who are not officers or directors, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay other than pursuant to agreements and policies in effect on the date of this agreement; or

                    (iii) adopt or amend any bonus, profit sharing compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee except to enable Common Shares issued or issuable thereunder to vest and be voted at the Special Meeting and except for the implementation of funding arrangements, not to exceed $7,800,000, for the Corporation's supplementary pension plan.

                  Notwithstanding the foregoing, the Corporation may pay bonuses based on the Corporation's 1995 fiscal year's plan and performance in an amount not to exceed $2,750,000 in the aggregate;

         (c) use its reasonable efforts to cause the current insurance policies of it and its Subsidiaries not to be cancelled or terminated or any other coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance companies of nationally recognized standing providing coverage substantially equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; and

         (d) use its reasonable efforts, and cause each of its Subsidiaries to use its reasonable efforts to preserve intact their respective business organizations and goodwill, to keep available the services of their respective officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, customers and others with whom they have business relationships.

G.                Access to Information.

         1.       Corporation Access.

                  The Corporation  shall,  and shall cause its  Subsidiaries and the officers, directors, employees and agents of it and its Subsidiaries to, provide to Donohue and its officers, employees, agents and bankers complete access at all reasonable times and on reasonable notice to their respective businesses, properties, assets, officers, employees, agents, books and records (including all financial, operating, personnel, compensation, tax and other data and information as Donohue through its officers, employees or agents, may reasonably request). In the event of the termination of this agreement without the Transaction being completed, Donohue will hold such information in confidence to the extent and as provided in the confidentiality agreement dated September 13, 1995 entered into between Donohue and the Corporation, which agreement shall survive the termination of this agreement. Notwithstanding the foregoing, the Corporation shall not provide Donohue with information relating to (i) customer lists, (ii) flotation technology and (iii) the Baie Comeau study on paper machine upgrades, unless and until the Transaction is completed.

         2.       Donohue and Tribune Access.

                  Donohue shall provide Tribune and the Corporation with a copy of the commitment letter and term sheet entered into with the Chemical Bank in respect of this Transaction (except for the fee letter and Annex II entitled Pricing Grid), the response of its legal counsel to the audit enquiry letter furnished in respect of the year ended on December 31, 1994 and the latest certificate provided to the bankers of Donohue's Subsidiaries in connection with certain environmental matters. In addition, Donohue shall cause its Chief Financial Officer, its Vice President, Environment, one other senior officer, one representative of its auditors and one representative of its legal counsel to attend, at Donohue's offices in Montreal on December 28, 1995, at an oral due diligence session and respond to a list of oral due diligence questions prepared and provided to them in advance by Tribune and the Corporation and their respective advisors. Donohue shall also ensure that its Chief Executive Officer is available on or prior to December 29, 1995 to respond to any inquiries made by the Independent Financial Advisor. Tribune and the Corporation will hold such information in confidence on the same basis as Donohue is required to hold in confidence information relating to the Corporation pursuant to the confidentiality agreement referred to in Section 4G1. Following completion of the Transaction, Donohue shall cause the Corporation to provide Tribune with such reasonable information as may be required for United States taxation and other regulatory purposes, and for no other purposes.

H.                Employment Policies.

                  Donohue (i) acknowledges and agrees that the Corporation is bound by, and (ii) agrees to ensure that following completion of the Transaction the Corporation complies with, its normal and usual severance policies and practices as described in Schedule J, its other normal and usual written employment policies and practices and the following employment and severance agreements and policies, copies of which have been provided to Donohue: Supplemental Retirement Plan, Agreement Relating to Temporary Assignment of Miles Lauzon; Confirmation of Employment Agreement with Susan Silverman and Employment Agreements as Amended with Susan Silverman; Excerpt from Standard Practice Instructions Manual - Vacations and Holidays - Salaried Employees; Transitional Compensation Agreement made on September 14, 1995 between the Corporation and William J. McNally; Transitional Compensation Agreement made on October 6, 1995 between the Corporation and Gilbert Belanger; Transitional Compensation Agreement between the Corporation and Merlin L. Bundy; Transitional Compensation Agreement between the Corporation and Earle H. Harvey; Transitional Compensation Agreement made on October 3, 1995 between the Corporation and Patrick L. Keith; Transitional Compensation Agreement made on October 10, 1995 between the Corporation and Miles A. Lauzon; Transitional Compensation Agreement made on October 12, 1995 between the
Corporation and James G. Lawn; Transitional Compensation Agreement made on September 6, 1995 between the Corporation and Michael G. Michaud; Transitional Compensation Agreement between the Corporation and Paul Morasse; and the Special Consulting Agreements between the Corporation and each of B. Panet-Raymond, G.L. Cooper, Joan Senechal and W.E.R. Williams as described in writing to Donohue. For greater certainty, all employees severed within 18 months of the Effective Date, other than under the Transitional Compensation Agreements referred to above, will be provided with severance no less than in accordance with Schedule J.


5.       Commitment to the Transaction
         -----------------------------

A.                Non-Solicitation.

                  None of Tribune, the Corporation or its Subsidiaries shall, directly or indirectly, through any insider, investment banker, agent or otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any liquidation, dissolution, recapitalization, merger, amalgamation, acquisition or purchase of all or a material portion of the assets of, or any equity interest in (including the Common Shares of) the Corporation or any of its Subsidiaries or other similar transaction or business combination involving the Corporation or any of its Subsidiaries; provided, however, that nothing shall prevent the board of directors of the Corporation and the Corporation from taking actions required to permit the directors of the Corporation to discharge their fiduciary obligations upon receipt of a written legal opinion advising that such action should be sanctioned or taken by the directors of the Corporation to discharge their fiduciary duties. Each of the Corporation and Tribune shall promptly notify Donohue if any proposal or offer is made and shall promptly provide Donohue with the identity of the party making the proposal and the terms thereof.

B.                Restriction on Trades.

                  Except as expressly permitted by this agreement or with the prior written consent of Donohue, Tribune shall not acquire (except as a result of the conversion of the Convertible Debenture), dispose of (except upon the conversion of the Convertible

Debenture), vote or withhold from voting (other than in a manner not inconsistent with the terms and conditions of this agreement) any securities (or any right relating to any such securities) in the capital of any of Donohue, the Corporation or any of their respective Subsidiaries or enter into any agreement, undertaking or commitment to do so.

C.                Mechanics Relating to Competing Offer.

                  If, before the Special Meeting, a Competing Offer has been received by the Corporation, the Corporation shall provide a written notice to that effect to Donohue. Within three business days after receiving such a notice, Donohue may agree to increase the consideration to be given in exchange for each Share pursuant to the Transaction to an amount having a combined cash and cash equivalent value equivalent to or greater than the combined cash and cash equivalent value of the consideration offered under the Competing Offer (and at the same time may otherwise amend the method of implementation of the Transaction), and the Corporation and Tribune shall agree to such increase (and amendment provided that such amendment to the method of implementation is no less favourable to the shareholders of the Corporation that the Competing Offer). If Donohue does not advise the Corporation in writing before the end of the third business day after receiving such notice that it will increase the consideration as provided for in the preceding sentence, the Corporation may terminate this agreement upon payment of the fee provided in Section 6. In such event, Tribune shall pay to Donohue forthwith upon receipt by Tribune of the consideration payable under the Competing Offer, an amount (in cash) equal to 50% of the product of (i) 19,213,817 and (ii) the excess of the combined cash and cash equivalent value of the consideration received by Tribune or as it may direct per Share pursuant to the Competing Offer over the combined cash and cash equivalent value of the consideration that Donohue agreed to pay per Share. If Tribune subsequently receives additional consideration pursuant to the Competing Offer for any of its Shares (including the Common Shares that may be issued upon conversion of the Convertible Debenture), it shall promptly pay to Donohue forthwith upon receipt by Tribune an amount (in cash) equal to 50% of the cash and the cash equivalent value of the additional consideration it receives. If Donohue agrees to increase the consideration as provided in this Section, Donohue and the Corporation shall promptly publicly disclose such increase. If, within five business days before the Special Meeting, the Corporation receives a Competing Offer, the Corporation and Tribune shall, if Donohue so requests, take such actions as may be required of each of them to postpone the Special Meeting in accordance with applicable Legislation, but only so as to permit Donohue to increase the consideration in accordance with the provisions of this paragraph 5C; if, however, Donohue does not request a postponement, Donohue may only increase the consideration in accordance with the provision of this paragraph 5C before the Special Meeting.

D.                Cash Equivalence.

                  The cash equivalent value of any non-cash consideration of a Competing Offer or under the Transaction shall be valued as of the close of business on the date that the Competing Offer is received by the Corporation and shall be mutually agreed upon by CIBC Wood Gundy Securities Inc. (or at the Corporation's option, another member of either the IDA or the NASD) on behalf of the Corporation and by Toronto Dominion Securities Inc. (or, at Donohue's option, another member of the IDA or NASD) on behalf of Donohue, each acting reasonably. If the two members are unable to mutually agree on the cash equivalent value of such non-cash consideration by 2:00 p.m. on the second day following the date on which the Competing Offer is received by the Corporation, the Corporation and Donohue shall request a third member of the IDA or NASD to determine the cash equivalent value of the non-cash consideration by 12:00 noon on the following day. If that member does not make such determination by such time, each of the initial members shall advise the Corporation and Donohue of their respective professional judgement of the cash equivalent value of such non-cash consideration and the cash equivalent value of such non-cash consideration shall be the average of the amounts reflected in such judgements. Any such determination made in accordance with the foregoing provisions shall be binding on the parties.

E.                Post-Amalgamation Matters.

                  Donohue covenants and agrees that forthwith following the Effective Date it will cause the holders of Shares to receive cash, Class A shares and Notes in amounts and in accordance with the procedure set forth in Schedule B.


6.                Expenses
                  --------

                  If, prior to the Effective Date:

         (a) this agreement is to be terminated by the Corporation pursuant to Section 5C; or

         (b) the board of directors of the Corporation has not recommended or has withdrawn its recommendation that holders of Common Shares vote in favour of the Transaction or recommends that holders of Common Shares accept or vote in favour of another transaction at any time prior to March 31, 1996, unless such failure to recommend, withdrawal of recommendation or recommendation is the result of the termination of this agreement in accordance with the provisions of Section 8 other than 8B(e);

the Corporation shall immediately pay or cause to be paid to Donohue (or as it may direct) a fee of $20,000,000 by bank draft in full and final satisfaction of all direct and indirect costs and expenses paid or accrued by Donohue in connection with the Transaction and all ancillary matters including, without limitation, all costs, fees and expenses incurred in connection with financing arrangements pertaining to the Transaction and for its investment advisors and counsel and upon payment of such fee, this agreement shall terminate.

7.                Tax Certificates
                  ----------------

                  Prior to the disposition to Donohue of the exchangeable shares of MiddleCo as described in Schedule B, Tribune shall deliver to Donohue certificates under Subsection 116(2) of the Income Tax Act (Canada) and Section 1098 of the Taxation Act (Quebec) in respect of the disposition to Donohue of the exchangeable shares to be issued to Tribune for the non-voting shares of the Corporation held by Tribune with certificate limits equal to the total proceeds to be received by Tribune upon the disposition to Donohue of such exchangeable shares, failing which the amounts required to be withheld pursuant to Subsection 116(5) of the Income Tax Act (Canada) and Section 1101 of the Taxation Act (Quebec) shall be withheld from the proceeds to be paid to Tribune upon the disposition to Donohue of such exchangeable shares. No withholding will be made in respect of the disposition of the Shares held by Tribune on the amalgamation, the disposition to Donohue of the exchangeable shares to be issued to Tribune for the voting shares of the Corporation and, provided the above-mentioned certificates are delivered, the disposition to Donohue of the exchangeable shares to be issued to Tribune for the non-voting shares of the Corporation.


8.                Termination of Agreement
                  ------------------------

A.                Termination by Donohue.

                  This agreement may be terminated by Donohue at any time before the Effective Date:

         (a)      with the written agreement of the Corporation and Tribune;

         (b)      if the Transaction has not been completed by March 31, 1996;

         (c) if the Transaction is not approved at the Special Meeting in compliance with the Legislation; or

         (d) if it becomes apparent that one or more of the conditions for the benefit of Donohue in Schedule D cannot be satisfied or will not be waived by Donohue prior to March 31, 1996.

B.                Termination by Corporation.

                  This agreement may be terminated by the Corporation at any time before the Effective Date:

         (a)      with the written agreement of Donohue and Tribune;

         (b)      if the Transaction has not been completed by March 31, 1996;

         (c) if the Transaction is not approved at the Special Meeting in compliance with the Legislation;

         (d) if it becomes apparent that one or more of the conditions for the benefit of the Corporation in Schedule E cannot be satisfied or will not be waived by the Corporation prior to March 31, 1996; or

         (e)      in accordance with Section 5C.

C.                Termination by Tribune.

                  This agreement may be terminated by Tribune at any time before the Effective Date:

         (a)      with the written agreement of Donohue and the Corporation;

         (b)      if the Transaction has not been completed by March 31, 1996;

         (c) if the Transaction is not approved at the Special Meeting in compliance with the Legislation; or

         (d) if it becomes apparent that one or more of the conditions for the benefit of Tribune in Schedule F cannot be satisfied or will not be waived by Tribune prior to March 31, 1996.

D.                Notice of Termination.

                  If any party proposes to terminate this agreement pursuant to 8A(d), in the case of Donohue, 8B(d), in the case of the Corporation, or 8C(d), in the case of Tribune, it shall provide five days prior notice to the other parties of its intention to do so so as to permit those parties the opportunity to provide reasonable satisfaction to such party that the specified condition precedent can be satisfied.

E.                Obligations upon Termination.

                  In the event of the termination of this agreement hereunder, this agreement, except for Section 9, the payment obligations in Section 5C and
Section 6 (in the event the agreement is terminated pursuant to Section 8B(e)) the and the confidentiality obligations of the parties contained in this agreement or in the confidentiality agreement referred to in Section 4G1, shall become void and of no further force and effect and there shall be no liability on the part of any party hereto or their respective officers and directors, except to the extent that any such party is in default of any of its obligations hereunder.


9.                Confidentiality and Public Disclosure
                  -------------------------------------

                  Except as required by Section 1C of this agreement or the Legislation, this agreement shall be kept strictly confidential and none of Donohue, Tribune or the Corporation shall make any public announcement or statement with respect to this agreement or the Transaction without the approval of each other party hereto, which approval:

         (a)      shall not be unreasonably withheld;

         (b)      may be oral; and

         (c)      may be given on behalf of a party by its counsel.

The parties shall consult with the others as to the timing and wording of press releases or other disclosure required by the Legislation relating to the Transaction. Notwithstanding the foregoing, the parties shall be entitled to describe this agreement and provide copies thereof to Agencies, their respective boards of directors and to those employees, bankers and professional advisors that need to know details about this agreement in order for the parties to perform their covenants or satisfy the conditions set out in this agreement.


10.               Assignment
                  ----------

A.                Assignment by Donohue.

Donohue may assign its rights and obligations under this agreement to one or more affiliates but in such event Donohue shall continue to be fully liable in all respects hereunder. This agreement shall not otherwise be assignable by any party hereto. The agreements by Donohue in Sections 4H and 16 are for the benefit not only of the other parties hereto but also the persons who are the beneficiaries of the agreements, policies and insurance referred to therein, who may rely thereon.

B.                Binding Effect.

                  This agreement shall be binding upon and shall enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.


11.               Expenses
                  --------

                  Except as otherwise expressly provided in this agreement, each party to this agreement shall pay its own expenses incurred in connection with this agreement and the completion of the transactions contemplated hereby. For greater certainty, the Corporation is obligated to pay the fees and expenses of the Financial Advisors, the Independent Financial Advisor, the Independent Legal Counsel and the legal counsel for the Corporation in connection with the Transaction, which fees and expenses are not expected to exceed $8,000,000 in the aggregate.


12.               Time
                  ----

                  Time shall be of the essence of this agreement in each and every matter or thing herein provided.


13.               Notices
                  -------

A.                Each party shall give prompt notice to the other of:

         (a) the occurrence or failure to occur of any event, which occurrence or failure causes, or could reasonably be expected to cause any representation or warranty on its part contained in this agreement to be untrue or inaccurate in any respect at any time from the date of this agreement to the Effective Date; and

         (b) any failure of such party, or any officer, director, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this agreement.

B. Donohue agrees that any notice given by it to shareholders of the Corporation pursuant to or in connection with the Transaction shall concurrently be provided to the Corporation, Tribune and their respective counsel.

C. Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is confirmed):

         (a)      in the case of Donohue, to the following address:

                  Donohue Inc.
                  801, chemin St-Louis
                  Quebec, Quebec
                  G1S 4W3

                  Facsimile No.: (418) 684-7754

                  Attention:  Mr. Claude Helie
                  ----------------------------

                  with a copy to

                  Ogilvy Renault
                  1981 McGill College Avenue
                  Montreal, Quebec
                  H3A 3C1

                  Facsimile No.: (514) 286-5474

                  Attention:  Mr. Michel A. Gagnon
                  --------------------------------

         (b)      in the case of Tribune, to the following address:

                  Tribune Company
                  435 N. Michigan Avenue
                  Chicago, IL 60611
                  USA

                  Facsimile No.: (312) 222-3148

                  Attention: Mr. Donald C. Grenesko
                  ---------------------------------

                  with a copy to

                  Fasken Campbell Godfrey

                  Toronto Dominion Bank Tower
                  P.O. Box 20, Toronto-Dominion Centre
                  Toronto, Ontario
                  M5K 1N6

                  Facsimile No.: (416) 364-7813

                  Attention: Mr. George C. Glover, Jr.
                  ------------------------------------

         (c)      in the case of the Corporation, to the following address:

                  QUNO Corporation
                  80 King Street
                  St. Catharines, Ontario
                  L2R 7G1

                  Facsimile No.: (905) 641-4332

                  Attention: Mr. William J. McNally
                  ---------------------------------

                  with a copy to

                  Blake, Cassels & Graydon
                  Box 25, Commerce Court West
                  Toronto, Ontario
                  M5L 1A9

                  Facsimile No.: (416) 863-2653

                  Attention: Mr. J. David A. Jackson
                  ----------------------------------

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section, and if so given the same shall be deemed to have been received on the date of such delivery or sending.


14.               Governing Law
                  -------------

                  This agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein (excluding any conflict of laws, rule or principle which might refer such construction to the laws of another jurisdiction). Each party hereto irrevocably submits to the non-exclusive jurisdiction of the Courts of Quebec with respect to any matter arising hereunder or related hereto.


15.               Injunctive Relief
                  -----------------

                  The parties hereto agree that the remedy at law for any breach of the provisions of this agreement will be inadequate and that the party that is not in breach, on any application to a court, shall be entitled to temporary and permanent injunctive relief, specific performance and any other equitable relief against the other party.


16.               Directors' and Officers' Insurance
                  ----------------------------------

                  Donohue covenants and agrees that for a period of three years after the Effective Date, it will cause the Corporation and its successor companies to maintain directors' and officers' insurance containing terms and conditions no less advantageous to the directors and officers of the Corporation than those contained in the directors' and officers' insurance policy of the Corporation in effect on the date hereof (which insurance will cover claims made against the directors and officers of the Corporation within three years following the Effective Date); it is understood that the current premium for such insurance amounts to approximately $135,000.

17.               Currency
                  --------

                  Except as expressly indicated otherwise, all sums of money referred to in this agreement are expressed and shall be payable in Canadian dollars. All payments shall be in immediately available funds.

18.               Definitions
                  -----------

                  For the purposes of this agreement, those terms defined in Schedule A shall have the meanings attributed to them in that Schedule.

19.               Entire Agreement
                  ----------------

                  The Schedules form an integral part of this agreement. This agreement and the documents referred to herein, and the confidentiality agreement previously executed by Donohue and the Corporation, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expression of interest or understandings with respect to the subject matter hereof and shall supersede any prior expression of interest or understandings with respect to the transactions contemplated hereby. For greater certainty, none of the parties makes any representation or warranty, express or implied, except as set forth herein. This agreement may be amended only by an instrument in writing signed by the parties hereto.

20.               Further Assurances
                  ------------------

                  Each of the parties shall do all acts and things (including executing appropriate documents) reasonably necessary to give full effect to the transactions contemplated in this agreement. In addition, Donohue agrees to ensure that sufficient funds will be made available to give effect to the Transaction.

21.               Counterparts
                  ------------

                  This agreement may be signed in any number of counterparts.

                  IN WITNESS WHEREOF the parties have signed this agreement on the date set out besides their respective name.



December 22, 1995                                    DONOHUE INC.


                                                     By:/s/ Michel Desbiens
                                                        -------------------

                                                     By:/s/ Claude Helie
                                                        ----------------



December 22, 1995                                    TRIBUNE COMPANY


                                                     By:/s/ David Granat
                                                        ----------------

                                                     By:/s/ David Hiller
                                                        ----------------


December 22, 1995                                    QUNO CORPORATION


                                                     By:/s/ David McCamus
                                                        -----------------

                                                     By:

                                   SCHEDULE A
                                   ----------

                                   DEFINITIONS

"affiliate" shall have the meaning attributed to it under the Securities Act (Ontario).

"Agency" means any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or any elected or appointed public official.

"business day" means any day other than a Saturday, Sunday or Canadian federal holiday or a day on which banks are not open for business in Montreal, Quebec, Toronto, Ontario and Chicago, Illinois.

"Class A shares" means the Class A subordinate voting shares in the share capital of Donohue.

"Common Shares" means voting common shares in the capital of the Corporation.

"Companies Act" means the Companies Act (Quebec).

"Competing Offer" means an unsolicited offer made (i) to purchase or otherwise acquire all of the Shares (other than an issuer bid or an offer made by Tribune, a director, officer or employee (or former director, officer or employee) of the Corporation or any person that is acting jointly or in concert with Tribune, the Corporation or a director, officer or employee (or former director, officer or employee) of the Corporation), (ii) for a consideration per Share having a combined cash and cash equivalent value greater than the combined cash and cash equivalent value offered by Donohue for each Share pursuant to the Transaction or otherwise pursuant to section 5C, (iii) by means of a take-over bid, amalgamation, plan of arrangement or otherwise and available to all holders of Shares, (iv) the financing of which is committed at least to the same extent as Donohue's financing is then committed, (v) with conditions no more beneficial, taken as a whole, to the person making the offer than those contained in this agreement for the benefit of Donohue and (vi) which the board of directors of the Corporation determines to be more favourable to the shareholders of the Corporation than the Transaction and intends to recommend to the shareholders of the Corporation.

"Convertible Debenture" means the subordinated convertible debenture of the Corporation in the principal amount of US$138,757,000 that, by its terms, is convertible into 11,666,689 Common Shares.

"Corporation" means QUNO Corporation, a corporation amalgamated under the laws of Quebec and its successors.

"date of the agreement" or "date of this agreement" means the latest of the dates on which all the parties shall have executed this agreement.

"Donohue" means Donohue Inc., a corporation amalgamated under the laws of Quebec.

"Effective Date" means the date on which articles of amalgamation giving effect to the Transaction become effective.

"Existing Options" means options granted by the Corporation in favour of certain directors, officers and employees of the Corporation to purchase, in the aggregate, 1,879,729 Common Shares.

"Financial Advisors" means CIBC Wood Gundy Securities Inc. and Merrill Lynch &
 Co.

"IDA" means the Investment Dealers Association of Canada.

"Independent Committee" means the committee of directors of the Corporation who are independent of Tribune.

"Independent Financial Advisor" means Richardson Greenshields of Canada Limited.

"Independent Legal Advisor" means Stikeman, Elliott (Toronto).

"Legislation" means the Companies Act and the securities legislation, rules and regulations made pursuant thereto and published policies, or waivers therefrom, of each province in Canada in which holders of securities of the Corporation are resident, applicable securities legislation in the United States and the rules and regulations of any stock exchange.

"Materially Adverse" means, with respect to a person, any change, condition, event or occurrence which, when considered either individually or together with all other changes, conditions, events or occurrences, could reasonably be expected to materially and adversely affect the financial condition, results of operations, business, assets, capital or prospects of that person.

"NASD" means the National Association of Securities Dealers.

"Non-Voting Shares" means non-voting common shares in the capital of the Corporation.

"Notes" means the notes of Donohue to be issued pursuant to the Transaction in partial consideration for the Common Shares and Non-Voting Shares.

"person" means an individual, corporation, incorporated or unincorporated association, syndicate or organization, partnership, trust, trustee, executor, administrator or other legal representative.

"Shares" means the Common Shares and the Non-Voting Shares.

"Special Meeting" means the meeting of the shareholders of the Corporation called to consider and approve the Transaction.

"Stock Purchase Plan" means the Corporation's Employee Share Purchase Plan which took effect from the 1st day of October 1993, as amended.

"Subsidiaries" means, in respect of a person, each of the corporate entities, partnerships and other entities over which it exercises direction or control.

"Taxes" means all taxes, duties, levies, withholding charges, assessments, reassessments and fees (including interest and penalties).

"Transaction" means the transaction outlined in Schedule B.

"Tribune" means Tribune Company, a company incorporated under the laws of Delaware.

"Tribune's Securities" means the 7,214,854 Common Shares, the 332,274 Non-Voting Shares and the Convertible Debenture (or the Common Shares into which it is converted) owned beneficially and of record by Tribune.

                                   SCHEDULE B
                                   ----------

                                 THE TRANSACTION


Price: $30.50 per Share based on an agreed price of $17.00 per Class A share.

Consideration:                   The   consideration,   which   represents  a
                                 total value of $1,103,390,814 based on 36,176,748 Shares outstanding on a fully-diluted basis, will consist of:

                                 (i) cash in the amount of $20.31 per Share for a total of $734,749,752
                                        (representing 67% of total
                                        consideration),

                                 (ii) 0.29 Class A share per Share having a value of $4.93 based on an agreed price of $17.00 per Class A share, for a total of 10,491,257 Class A shares having an aggregate value of $178,351,369 (representing 16% of total consideration), and

                                 (iii) $5.26 per Share in Notes, in two equal tranches, in the aggregate principal amount of $190,289,693 (representing 17% of total consideration).

                                 Adjustments will be made to avoid fractions of Class A shares or fractional denominations of notes.

Notes:                          o      Senior Unsecured Notes;

                                o      $100 per Note;

                                o tranche A matures 365 days from the Effective Date and tranche B matures 730 days from the Effective Date;

                                o      8% interest, payable semi-annually;

                                o      pari passu with other unsecured   senior
                                       debt securities of Donohue;

                                o      to be qualified under MJDS and to be
                                       freely tradeable;

                                o covenants to include negative pledge (subject to any pledge of the shares of Subsidiaries of Donohue in connection with the financing for the Transaction), and standard events of default, including a cross-default to any default under the Transaction financing referred to above.


Manner of Implementation:             Amalgamation  pursuant  to section 123.122
                                      of the Companies Act.

Parties:                              The parties to the amalgamation will be:

                                      o      the Corporation,

                                      o      Donohue,

                                      o      a newly  created,  wholly-owned
                                             subsidiary of Donohue ("MiddleCo"),
                                             and

                                      o      a newly  created,  wholly-owned
                                             subsidiary of MiddleCo ("Newco").

Convertible Debenture:                Tribune  shall convert  the   Convertible
                                      Debenture into 11,666,689 Common Shares
                                      prior to the Special Meeting.

Mechanics:                            Pursuant to the amalgamation:

                                      o      Newco and the Corporation  will be
                                             amalgamated and, upon that
                                             amalgamation,  MiddleCo   (as   the
                                             sole  shareholder of Newco) will
                                             receive common shares of the
                                             amalgamated corporation  and the
                                             holders of the Common Shares  and
                                             the Non-Voting Shares will  receive
                                             exchangeable shares of MiddleCo  to
                                             be held in  escrow by a trustee
                                             under an exchange agreement, and

                                      o      immediately upon the isuance of the
                                             exchangeable  shares,  those shares
                                             will  be  exchanged  in  accordance
                                             with their terms for cash,  Class A
                                             shares  and  Notes,   as  described
                                             above.

Shareholders' Approvals:                     The  implementation  of the
                                             Transaction  will be  conditional
                                             upon (i) its  approval  by at least
                                             66-2/3% of the votes cast by the
                                             holders of the Common  Shares  and
                                             the Non-Voting Shares  represented
                                             in person or by proxy at the
                                             Special Meeting;  and (ii) minority
                                             approval (within the meaning of
                                             Policy  Statements  9.1 of the
                                             Ontario  Securities  Commission
                                             and Q-27 of the Quebec Securities
                                             Commission).

Canadian Tax Treatment:                      The exchange of the exchangeable
                                             shares will be structured so that
                                             the holders of such shares will not
                                             be  entitled to a rollover  under
                                             Section 85 or  Section 85.1 of the
                                             Income  Tax Act (Canada).  The
                                             holders of such shares will be
                                             entitled to claim a Reserve for the
                                             Note portion of the consideration.

                                   SCHEDULE C
                                   ----------

                                  NEWS RELEASE


DONOHUE INC.                 QUNO CORPORATION                    TRIBUNE COMPANY

Montreal, Quebec                                               December 22, 1995


                      DONOHUE, QUNO AND TRIBUNE ANNOUNCE A
                            $1.1 BILLION TRANSACTION

Donohue Inc., QUNO Corporation and Tribune Company jointly announced today that Donohue has agreed with QUNO and Tribune, the largest single shareholder of QUNO, to acquire all of the outstanding common shares and non-voting common shares of QUNO pursuant to an amalgamation for a price equal to $30.50 per share (based on an agreed price of $17.00 per Donohue Class A subordinate voting share) or $1.1 billion in the aggregate. This transaction is the result of an extensive joint process undertaken by QUNO and Tribune Company.

Pursuant to the transaction, QUNO shareholders will receive $20.31 cash, $5.26 principal amount of 8% Notes payable as to one half the principal amount at the end of each of the two years following the effective date, and 0.29 Class A subordinate voting shares of Donohue for each QUNO common share and non-voting share.

Tribune, which holds 7,214,854 common shares and 332,274 non-voting shares of QUNO, will acquire an additional 11,666,689 common shares upon the conversion of the debenture that it holds. Tribune, which will then hold approximately 53% of the shares of QUNO on a fully-diluted basis, has agreed to vote all of its shares in favour of the transaction.

The board of directors of QUNO has accepted the recommendation of a committee of independent directors established to consider the proposed transaction and, based on advice received from its financial advisors, stated that in the absence of a superior opportunity for shareholders of QUNO to realize upon their investment, it intends to recommend that shareholders vote in favour of the transaction.

QUNO has agreed to pay to Donohue an amount of $20 million for costs and expenses in the event that QUNO terminates the agreement with Donohue as a result of a competing offer or if the board of directors of QUNO withdraws its recommendation in respect of the transaction. Should Tribune accept a competing offer, it will pay to Donohue an amount equal to 50% of the difference between $30.50 per share and the consideration per share paid to Tribune under the competing offer.

It is expected that a special meeting of the holders of the common shares and non-voting common shares of QUNO will be held on or before February 29, 1996 to approve the transaction and that the information circular and related materials for that meeting will be mailed to shareholders of QUNO on or before January 31, 1996. The implementation of the transaction will be conditional, among other things, upon shareholder approval, including minority approval, completion of due diligence no later than December 29, 1995 and receipt of certain regulatory and other approvals.

Donohue does not presently own, or exercise direction or control over, any shares of QUNO.

QUNO Corporation is North America's seventh largest newsprint manufacturer, with fully integrated pulp and paper mills in Thorold, Ontario and Baie-Comeau, Quebec. QUNO owns and operates Scierie des Outardes sawmill and has a 60 per cent interest in and operates a hydro power generating station in Baie-Comeau. It also owns and operates QUNO Recycling Corporation of Toronto, one of Canada's largest paper recycling operations. QUNO is a leading supplier of recycled content newsprint. The company's common shares are listed on The Montreal Exchange and The Toronto Stock Exchange.

     Donohue Inc. is a major Canadian integrated forest products company engaged in the managing and harvesting of timber resources and the production and sale of newsprint, market pulp and lumber. Its production facilities are among the most modern in the Canadian forest products industry. The Class A subordinate voting shares and the Class B shares of the Company are listed on The Montreal Exchange and on The Toronto Stock Exchange. Donohue Inc. is a subsidiary of Quebecor Inc.

Tribune is a leading newspaper publishing, information and entertainment company headquartered in Chicago, Illinois.


For information:                    Donohue
                                    -------
                                    Claude Helie
                                    Vice-President and Chief Financial Officer
                                    (418) 684-7700

                                    QUNO
                                    ----
                                    James G. Lawn
                                    Chief Financial Officer
                                    (905) 641-4305

                                    Tribune
                                    -------
                                    Donald C. Grenesko
                                    Chief Financial Officer
                                    (312) 222-3766

                                   SCHEDULE D
                                   ----------

                      CONDITIONS FOR THE BENEFIT OF DONOHUE


                  The obligations of Donohue to complete the Transaction shall be subject to the fulfilment, or the waiver by Donohue, of the following conditions, each of which is for the exclusive benefit of Donohue and may be waived by Donohue at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

         (a) all necessary corporate action shall have been taken by Tribune and the Corporation to authorize the execution and delivery of this agreement and the consummation of the Transaction;

         (b) the Transaction, as proposed or with any amendment acceptable to Donohue, shall have been approved by the holders of Shares at the Special Meeting in compliance with the Legislation;

         (c) all material approvals that are necessary or desirable in connection with the Transaction shall have been obtained on terms that could not reasonably be expected to be Materially Adverse to either Donohue or the Corporation or their respective Subsidiaries, in each case taken as a whole;

         (d) each of Tribune and the Corporation shall have performed in all material respects the obligations to be performed by it under this agreement on or before the Effective Date;

         (e) the representations and warranties of each of Tribune and the Corporation set forth in this agreement shall be true and correct in all material respects on and as of the Effective Date (as if made on and as of that date) except as affected by transactions contemplated or permitted by this agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

         (f) no judgment or order shall have been issued by any Agency, no action, suit or proceeding shall have been threatened or taken by any person, and no law, regulation or policy shall have been proposed, enacted, or promulgated or applied,

                    (i) which could reasonably be expected to have the effect to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the Transaction, or

                   (ii) that, if the Transaction were completed, could reasonably be expected to be Materially Adverse to either Donohue or the Corporation or their respective Subsidiaries, in each case taken as a whole;

(g) Donohue shall have received a legal opinion from legal counsel to each of the Corporation and Tribune, in form and substance acceptable to Donohue and its legal counsel, acting reasonably;

         (h) an amalgamation agreement shall have been entered into in form and substance acceptable to Donohue, acting reasonably;

         (i)      Tribune shall have confirmed that:

                    (i) the contract for the period running from January 1, 1993 to December 31, 2007 to which it and the Corporation are a party and which provides for the supply of newsprint by the Corporation to Tribune at market-based prices shall continue in effect, unaffected by the Transaction; and

                   (ii) Tribune has waived any rights to modify or terminate that contract as a result of the Transaction;

         (j)      without  limiting  (c),  the  Director of Investigation   and
                  Research   appointed  under  the Competition  Act (Canada) or
                  any person authorized to exercise the powers and perform the duties of the Director shall have issued a certificate under
                  Section 102(1) of that Act to the effect that he is satisfied that he would not have sufficient grounds on which to apply to the Competition Tribunal established pursuant to that Act under Section 92 of that Act in respect of the Transaction or the appropriate time period specified in
                  Section 123 of that Act shall have expired and the Director shall have indicated in writing that he does not intend to take any action under Section 92 of that Act whether before or after the completion of the Transaction, which could materially interfere with or detrimentally affect the transactions contemplated thereby;

         (k) Donohue shall be satisfied, acting reasonably, that the Phase I environmental review made available to it by counsel to the Corporation does not reveal any problems of an environmental nature affecting the Corporation that have not already been disclosed in writing to Donohue and which are Materially
                  Adverse to the Corporation and its Subsidiaries, taken as a whole; provided that Donohue shall notify the Corporation prior to 5:00 p.m. Friday, December 29, 1995, if it is not so satisfied, and otherwise it shall be deemed to be satisfied;

         (l) Donohue's bankers providing the financing in respect of the Transaction shall be satisfied, acting reasonably, with their due diligence investigation of the Corporation and its Subsidiaries; provided that Donohue shall notify the Corporation prior to 5:00 p.m. Friday, December 29, 1995, if its bankers are not so satisfied, and otherwise they shall be deemed to be satisfied;

         (m) there shall not have been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to the Corporation and its Subsidiaries, taken as a whole (including any decision to implement such a change made by the board of directors of the Corporation or any of its Subsidiaries or senior management of the Corporation or any of its Subsidiaries who believe that confirmation of the decision by the board of directors of the Corporation is probable);

         (n) there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever that is or could reasonably be expected to be Materially Adverse to the financial, banking or capital markets conditions in Canada or the United States generally, or the financial condition, business, operations, assets, affairs or prospects of the Corporation and its Subsidiaries, taken as a whole; provided that this paragraph shall not apply to any increase in export taxes, duties or stumpage fees unless materially in excess of those already indicated by the Minister of Natural Resources of the Province of Quebec prior to the date of execution hereof; and

         (o) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been earlier terminated.

                                   SCHEDULE E
                                   ----------

                  CONDITIONS FOR THE BENEFIT OF THE CORPORATION


                  The obligations of the Corporation to complete the Transaction shall be subject to the fulfilment, or the waiver by the Corporation, of the following conditions, each of which is for the exclusive benefit of the Corporation and may be waived by the Corporation at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

         (a) all necessary corporate action shall have been taken by Donohue and Tribune to authorize the execution and delivery of this agreement and the consummation of the Transaction;

         (b) the Transaction, as proposed or with any amendment acceptable to the Corporation, shall have been approved by holders of Shares at the Special Meeting in compliance with the Legislation;

         (c) all material approvals or consents that are necessary or desirable in connection with the Transaction shall have been obtained on terms that could not reasonably be expected to be Materially Adverse to either Donohue or the Corporation or their respective Subsidiaries, in each case taken as a whole;

         (d) Donohue shall have performed in all material respects the obligations to be performed by it under this agreement on or before the Effective Date;

         (e) the representations and warranties of Donohue set forth in this agreement shall be true and correct in all material respects on and as of the Effective Date (as if made on and as of such date) except as affected by the transactions contemplated or permitted by this agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

         (f) no judgment or order shall have been issued by any Agency, no action, suit or proceeding shall have been threatened or taken by any person, and no law, regulation or policy shall have been proposed, enacted, or promulgated or applied,

                  (i) which could reasonably be expected to have the effect to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the Transaction, or

                  (ii) that, if the Transaction were completed, could reasonably be expected to be Materially Adverse to either Donohue or the Corporation or their respective Subsidiaries, in each case taken as a whole;

         (g) the Corporation shall have received a legal opinion from legal counsel to Donohue, in form and substance acceptable to the Corporation and its legal counsel, acting reasonably;

         (h) an amalgamation agreement shall have been entered into in form and substance acceptable to the Corporation, acting reasonably;

         (i) the Corporation shall have conducted a due diligence investigation of Donohue in accordance with Section 4G2 and shall have been satisfied with the results of such investigation in all material respects; provided that the Corporation shall notify Donohue prior to 5:00 p.m. on December 29, 1995 if it is not so satisfied, and otherwise shall be deemed to be satisfied;

         (j)      without  limiting  (c),  the  Director  of  Investigation  and
                  Research   appointed  under  the Competition  Act (Canada) or
                  any person authorized to exercise the powers and perform the duties of the Director shall have issued a certificate under
                  Section 102(1) of that Act to the effect that he is satisfied that he would not have sufficient grounds on which to apply to the Competition Tribunal established pursuant to that Act under Section 92 of that Act in respect of the Transaction or the appropriate time period specified in
                  Section 123 of that Act shall have expired and the Director shall have indicated in writing that he does not intend to take any action under Section 92 of that Act whether before or after the completion of the Transaction, which could materially interfere with or detrimentally affect the transactions contemplated thereby;

         (k) the indenture pursuant to which the Notes are to be issued and the exchange agreement referred to in Schedule B shall be executed and delivered by Donohue in form and substance acceptable to the Corporation, acting reasonably, and such indenture shall contain representations and warranties comparable to those contained herein and the covenants and events of default described in Schedule B;

         (l) there shall not have been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to Donohue and its Subsidiaries, taken as a whole (including any decision to implement such a change made by the board of directors of Donohue or any of its Subsidiaries or senior management of Donohue or any of its Subsidiaries who believe that confirmation of the decision by the board of directors of Donohue is probable);

         (m) there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever that is or could reasonably be expected to be Materially Adverse to the financial, banking or capital markets conditions in Canada or the United States generally, or the financial condition, business, operations, assets, affairs or prospects of Donohue and its Subsidiaries, taken as a whole; provided that this paragraph shall not apply to any increase in export taxes, duties or stumpage fees unless materially in excess of those already indicated by the Minister of Natural Resources of the Province of Quebec prior to the date of execution hereof; and

         (n) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been earlier terminated.

                                   SCHEDULE F
                                   ----------

                      CONDITIONS FOR THE BENEFIT OF TRIBUNE


                  The obligations of Tribune to complete the Transaction shall be subject to the fulfilment, or the waiver by Tribune, of the following conditions, each of which is for the exclusive benefit of Tribune and may be waived by Tribune at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

         (a) all necessary corporate action shall have been taken by Donohue and the Corporation to authorize the execution and delivery of this agreement and the consummation of the Transaction;

         (b) the Transaction, as proposed or with any amendment acceptable to Tribune, shall have been approved by holders of Shares at the Special Meeting in compliance with the Legislation;

         (c) all material approvals or consents that are necessary or desirable in connection with the Transaction shall have been obtained on terms that could not reasonably be expected to be Materially Adverse to either Donohue or Tribune or their respective Subsidiaries, in each case taken as a whole;

         (d) Donohue shall have performed in all material respects the obligations to be performed by it under this agreement on or before the Effective Date;

         (e) the representations and warranties of Donohue set forth in this agreement shall be true and correct in all material respects on and as of the Effective Date (as if made on and as of such date) except as affected by the transactions contemplated or permitted by this agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

         (f) no judgment or order shall have been issued by any Agency, no action, suit or proceeding shall have been threatened or taken by any person, and no law, regulation or policy shall have been proposed, enacted, or promulgated or applied,

                  (i) which could reasonably be expected to have the effect to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the Transaction, or

                  (ii) that, if the Transaction were completed, could reasonably be expected to be Materially Adverse to either Donohue or Tribune or their respective Subsidiaries, in each case taken as a whole;

         (g) Tribune shall have received a legal opinion from legal counsel to Donohue, in form and substance acceptable to Tribune and its legal counsel, acting reasonably;

         (h) an amalgamation agreement shall have been entered into in form and substance acceptable to Tribune, acting reasonably;

         (i) Tribune shall have conducted a due diligence investigation of Donohue in accordance with Section 4G2 and shall have been satisfied with the results of such investigation in all material respects; provided that Tribune shall notify Donohue prior to 5:00 p.m. on December 29, if it is not so satisfied, and otherwise shall be deemed to be satisfied;

         (j)      without  limiting  (c),  the  Director  of  Investigation  and
                  Research   appointed  under  the Competition  Act (Canada) or
                  any person authorized to exercise the powers and perform the duties of the Director shall have issued a certificate under
                  Section 102(1) of that Act to the effect that he is satisfied that he would not have sufficient grounds on which to apply to the Competition Tribunal established pursuant to that Act under Section 92 of that Act in respect of the Transaction or the appropriate time period specified in
                  Section 123 of that Act shall have expired and the Director shall have indicated in writing that he does not intend to take any action under Section 92 of that Act whether before or after the completion of the Transaction, which could materially interfere with or detrimentally affect the transactions contemplated thereby;

         (k) the indenture pursuant to which the Notes are to be issued and the exchange agreement referred to in Schedule B shall be executed  and  delivered  by  Donohue  in form  and  substance acceptable to Tribune, acting reasonably, and the said indenture shall contain representations and warranties comparable to those contained herein and the covenants and events of default described in Schedule B;

         (l) there shall not have been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to Donohue and its Subsidiaries, taken as a whole (including any decision to implement such a change made by the board of directors of Donohue or any of its Subsidiaries or senior management of Donohue or any of its Subsidiaries who believe that confirmation of the decision by the board of directors of Donohue is probable);

         (m) there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever that is or could reasonably be expected to be Materially Adverse to the financial, banking or capital markets conditions in Canada or the United States generally, or the financial condition, business, operations, assets, affairs or prospects of Donohue and its Subsidiaries, taken as a whole; provided that this paragraph shall not apply to any increase in export taxes, duties or stumpage fees unless materially in excess of those already indicated by the Minister of Natural Resources of the Province of Quebec prior to the date of execution hereof; and

         (n) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been earlier terminated.

                                   SCHEDULE G
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF TRIBUNE


         (a) Organization and Qualification. Tribune has been duly incorporated and organized, and is validly existing as a company, under the laws of Delaware.

         (b) Authority Relative to this Agreement. Tribune has the requisite corporate power and authority to enter into this agreement and to perform its obligations hereunder. The execution and delivery of this agreement by Tribune and the consummation by Tribune of the transactions contemplated by this agreement have been duly authorized by the board of directors of Tribune and no other corporate proceedings on the part of Tribune are necessary to authorize this agreement and the transactions contemplated hereby. This agreement has been duly executed and delivered by Tribune and constitutes a valid and binding obligation of Tribune, enforceable by Donohue against Tribune in accordance with its terms. The execution and delivery by Tribune of this agreement and performance by it of its obligations hereunder will not:

                  (i)      result in a violation or breach of any provision of:

                                    (A)     its certificate or articles of
                                            incorporation or its by-laws; or

                                    (B)     any  applicable  law  or,  to its
                                            knowledge,  any  regulation,  order,
                                            judgment  or decree  (subject to
                                            obtaining  the consents  referred to
                                            below),

                   (ii) result in the imposition of any encumbrance, charge or lien upon any of Tribune's Securities or its assets.

Other than in connection with or in compliance with the provisions of the Competition Act (Canada), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States), the Legislation and the requirements of The Toronto Stock Exchange and The Montreal Exchange and the Crown Forest Sustainability Act (Ontario), no authorization, consent or approval of, or filing with, any Agency is necessary for the consummation by Tribune of its obligations, except for such authorizations, consents, approvals and filings as to which the failure by any party to obtain or make would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this agreement.

         (c) Ownership. Each of Tribune's Securities is owned by Tribune as the sole legal and beneficial owner with a good and marketable title thereto; Tribune's title to each of Tribune's Securities is free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands of any nature or kind whatsoever.

         (d) No Agreements or Options. No person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer from Tribune of any of Tribune's Securities except pursuant to this agreement.

         (e) Allocation of Expenses. The Corporation has not paid and is not liable (contingently or otherwise) for any costs or expenses that have been incurred by or for the benefit of Tribune in connection with the Transaction other than with respect to the Financial Advisors.

         (f) Arm's Length Negotiation. Tribune had full knowledge and access to information concerning the Corporation such that the underlying value of the Corporation was a material factor considered by Tribune in arriving at the price to be paid for Shares pursuant to the Transaction. There are no non-financial factors or factors peculiar to Tribune, known to Tribune, which Tribune has considered relevant in assessing such price. Tribune has no knowledge of any prior event in the affairs of the Corporation undisclosed on the date of this agreement which has occurred and which, if disclosed, could reasonably be expected to have affected that price, and no intervening event has occurred which would reasonably be expected to increase the value of the Shares.

                                   SCHEDULE H
                                   ----------

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION


         (a) Organization and Qualification. The Corporation has been duly amalgamated under the Companies Act, is validly existing and has full corporate power and authority to own its property and conduct its businesses as presently owned and conducted.

         (b)  Capitalization.   The   authorized  and  issued  capital  of  the
Corporation as of the date hereof is as set forth in the recitals to this agreement. Except as described in such recitals and except for the rights of Donohue under this agreement, there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of the Corporation to issue or sell any securities of the Corporation or securities or obligations of any kind convertible into or exchangeable for any securities of the Corporation or any other person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Corporation, except for the Convertible Debenture, the Existing Options and the Stock Purchase Plan.

         (c) Subsidiaries. Each of the Subsidiaries of the Corporation has been duly incorporated under applicable law, is validly existing and has full corporate or legal power and authority to own its property and conduct its businesses as presently owned and conducted. All of the outstanding shares of the capital stock and other ownership interests of the Subsidiaries which are owned by the Corporation are validly issued, fully paid and non-assessable and are owned free and clear of all material liens or encumbrances. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Corporation or any of its Subsidiaries to issue or sell any securities of any of those Subsidiaries or securities or obligations of any kind convertible into or exchangeable for securities or other ownership interests of any of those Subsidiaries or any other person. There are no outstanding stock appreciation rights, equity or similar rights, agreements, arrangements or commitments based on the book value, income or any other attribute of any of the Subsidiaries of the Corporation.

         (d) Authority Relative to this Agreement. The Corporation has the requisite corporate power and authority to enter into this agreement and to perform its obligations hereunder. The execution and delivery of this agreement by the Corporation have been duly authorized by the board of directors of the Corporation and, except for obtaining approval of its shareholders at the Special Meeting, no other corporate proceedings on the part of the Corporation are necessary to authorize this agreement and the transactions contemplated hereby, except as may be required by any Agency or the Legislation. This agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable by Donohue against the Corporation in accordance with its terms. The execution and delivery by the Corporation of this agreement and performance by it of its obligations hereunder will not result in:

                    (i) a material violation or breach of any provision of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under,

                           (A) its certificate or articles of incorporation or by-laws or those of any of its Subsidiaries,

                           (B) any applicable law or, to its knowledge, any regulation, order, judgment or decree (subject to obtaining the consents referred to below), or

                           (C) any agreement, arrangement or understanding to which it or any of its Subsidiaries is a party or by which any of them or their properties is bound or affected, except that an amalgamation is not permitted and a change of control could constitute a default under the existing Canadian credit facilities of the Corporation,

                   (ii) the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to be Materially Adverse to the Corporation and its Subsidiaries taken as a whole, except as may result from the consequences of the amalgamation or change of control as referred to in subparagraph (i) (C) above.

Other than in connection with or in compliance with the provisions of the Competition Act (Canada), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States), the Legislation, the requirements of The Toronto Stock Exchange and The Montreal Exchange and the Crown Forest Sustainability Act (Ontario), no authorization, consent or approval of, or filing with, any Agency is necessary for the consummation by the Corporation of its obligations under this agreement, except for such authorizations, consents, approvals and filings as to which the failure by any party to obtain or make would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this agreement.

         (e) Financial Statements and Disclosure Documents. The audited financial statements of the Corporation prepared on a consolidated basis, for and as at the year ended December 25, 1994, together with the interim unaudited financial statement of the Corporation for the nine-month period ended September 26, 1995, have been prepared in accordance with generally accepted accounting principles as recommended in the handbook of the Canadian Institute of Chartered Accountants applied on a consistent basis and fairly present the consolidated financial position of the Corporation and its Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cashflows for the periods indicated therein. The most recent annual information form and management information circular filed by the Corporation with the Ontario Securities Commission are, as of their respective dates, in compliance in all material respects with the Legislation and did not as at such dates contain any "misrepresentation" within the meaning of the Securities Act (Ontario). The Corporation is in compliance with all timely disclosure obligations applicable to it under the Legislation.

         (f) Absence of Certain Changes or Events. Since September 26, 1995, except as has as been publicly disclosed in documents filed with the Ontario Securities Commission:

                  (i)    except  in  connection   with  the   Transaction,   the
                         Corporation and its Subsidiaries have conducted their respective businesses only in the ordinary course;

                  (ii) the Corporation and its Subsidiaries have not declared or made any distributions (in cash, securities or other property) to securityholders and have not entered into any agreement, disposed of any of their assets or incurred any indebtedness which, either individually or in the aggregate, is material to the Corporation and its Subsidiaries, taken as a whole, other than in the ordinary course of business, except with respect to the 9-1/8% Senior Notes of the Corporation due 2005 and the Convertible Debenture; and

                  (iii) there has not been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to the Corporation and its Subsidiaries, taken as a whole (including any decision to implement such a change made by the board of directors of the Corporation or any of its Subsidiaries or senior management of the Corporation or any of its
                         Subsidiaries who believe that confirmation of the decision by the board of directors of the Corporation is probable).

         (g) Severance and Employment Agreements. Other than as referred to in Schedule J, there are no severance and employment agreements with any individual, except as disclosed to Donohue in writing, providing for severance or termination payments to any such individual in excess of $100,000.

         (h) Litigation. Except as disclosed in the financial statements of the Corporation referred to in (e) or except as otherwise disclosed to Donohue in writing, there are no claims, actions, proceedings, suits, investigations or reviews pending or, to the best of the knowledge of the Corporation, threatened in writing against the Corporation or any of its Subsidiaries or any of their properties before any Agency that, either individually or in the aggregate, if adversely determined would be Materially Adverse to the Corporation and its Subsidiaries, taken as a whole.

         (i)  No  Material  Adverse  Judgment,  Order  or  Decree.  Neither  the
Corporation or any of its Subsidiaries nor any of their properties is the subject of any judgment, order or decree that is, or could reasonably be expected to be, Materially Adverse to the Corporation and its Subsidiaries, taken as a whole.

         (j) Compliance. Except for any conflicts, defaults or violations that could not, individually or in the aggregate (taking into account the impact of any cross-defaults), reasonably be expected to be Materially Adverse to the Corporation and its Subsidiaries taken as a whole, none of the Corporation or any of its Subsidiaries in the operation of their respective businesses is in conflict with, or in default (including cross defaults) under or violation of:

                  (i) its articles or by-laws or equivalent organizational documents;

                  (ii) any law, rule, regulation, order, permit, judgement or decree (including those relating to environmental matters) applicable to it or by which any of its properties is bound or affected, including the Legislation; or

                  (iii) any agreement, arrangement or understanding of it or by which any of its properties is bound or affected.

         (k) Property. Each of the Corporation and its Subsidiaries has good and marketable title to all of its properties and assets (real and personal, tangible and intangible, including leasehold interests) including all the properties and assets reflected in the balance sheet forming part of the financial statements referred to in (e), except as indicated in the notes thereto, together with all additions thereto and less all dispositions thereof in the ordinary course of business. In each case, such property is subject to no lien of any kind except those liens expressly permitted by the terms of any financing or security agreement to which the Corporation or any of its Subsidiaries is a party or as is reflected in the balance sheets forming part of the said financial statements, except where the failure to have such title, individually or in the aggregate, would not be Materially Adverse to the Corporation and its Subsidiaries, taken as a whole.

         (l) Tax Matters. Each of the Corporation and its Subsidiaries has correctly prepared and duly and timely filed all tax returns required to be filed by it (except if not yet due), has paid all Taxes that are imposed under any laws or by any relevant taxing authority that are due and payable and has made adequate provision in the financial statements referred to in (e) for the payment of all Taxes not then due and payable. Each of the Corporation and its Subsidiaries has made adequate and timely instalments of the Taxes for the taxation period ending on or immediately before the Effective Date and all tax returns filed by it have been duly and accurately completed as required by applicable law. With respect to any taxation period up to and including the Effective Date for which tax returns have not yet been filed or for which Taxes are not yet due and payable, each of them has only incurred liabilities for Taxes in the ordinary course of its business. All tax returns have been filed through and including the financial year ended December 25, 1994 and, except as disclosed in writing to Donohue, there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any tax return or the payment of any Tax. None of the Corporation or any of its Subsidiaries is subject to any assessments, levies, penalties or interest with respect to Taxes that will result in any liability on its part in respect of any period ending on or before the Effective Date in excess of the amount provided for, and reserved against, in the financial statements referred to in (e).

         (m) Environmental Matters. Without limiting the generality of paragraph (j) above, the Corporation and its Subsidiaries (and their respective businesses and operations):

                  (i) are in material compliance with any applicable environmental laws (including environmental permits) in Canada and in other applicable foreign jurisdictions with environmental regulatory jurisdiction over the Corporation or any of its Subsidiaries; and

                  (ii) have obtained all environmental permits that are required to carry on their respective businesses and operations under all applicable and environmental laws, where non-compliance or failure to obtain those permits could reasonably be expected to be, individually or in the aggregate, Materially Adverse to the Corporation and its Subsidiaries, taken as a whole.

None of the Corporation or any of its Subsidiaries has, with respect to its businesses and operations, at any time received any written notice, written notice of default, orders, summons, or notice of judgment or commencement of proceedings of any nature related to any breach, liability or remedial action (or alleged material breach, liability or remedial action) of or arising under environmental laws (including environmental permits) that could reasonably be expected to be, individually or in the aggregate, Materially Adverse to the Corporation and its Subsidiaries, taken as a whole. Further, none of the Corporation or its Subsidiaries has (with respect to such businesses and operations) at any time given any written undertakings with respect to remedying any breach of, or liability under, environmental laws that have not been duly performed, which breach or liability could reasonably be expected to be, individually or in the aggregate, Materially Adverse to the Corporation and its Subsidiaries, taken as a whole.

         (n)  Determinations.

                  (i) The Independent Committee, based on the advice of the Independent Financial Advisor and the Independent Legal Advisor and having considered such other matters as it has considered appropriate, has recommended to the board of directors of the Corporation that the
                         Corporation enter into this agreement and that the board of directors recommend that in the absence of a superior opportunity for shareholders of the
                         Corporation to realize upon their investment the shareholders of the Corporation vote in favour of the Transaction; and

                  (ii) the board of directors of the Corporation, based on the advice of the Financial Advisors, has accepted the recommendation of the Independent Committee, has authorized the Corporation to enter into this agreement and has determined to recommend that in the absence of a superior opportunity for shareholders of the Corporation to realize upon their investment the shareholders of the Corporation vote in favour of the Transaction.

         (o) Reporting Issuer. The Corporation is a reporting issuer under the Securities Act (Ontario) and is not in default of any requirement of such Act and is in compliance with the rules and regulations of The Toronto Stock Exchange and The Montreal Exchange. No order ceasing or suspending trading in securities of the Corporation or prohibiting the transactions contemplated hereby has been issued and no proceedings for such purpose are pending or threatened.

                                   SCHEDULE I
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF DONOHUE


         (a) Organization and Qualification. Donohue has been duly amalgamated under the Companies Act, is validly existing and has full corporate power and authority to own its property and conduct its businesses as presently owned and conducted.

         (b) Capitalization. The authorized capital of Donohue consists of 260,000 6% cumulative, retractable preferred shares, 1988 series; 155,200 6 1/4% cumulative, redeemable preferred shares, 1967 series; an unlimited number of serial preferred shares without nominal value, non-voting and ranking after the preferred shares, series 1967 and 1988; an unlimited number of Class A subordinate voting shares without nominal value; and an unlimited number of Class B shares without nominal value, carrying 20 votes per share and each convertible into one Class A subordinate voting share at the option of the holder. As at November 30, 1995, the issued capital of Donohue consists of 73,333 preferred shares, 1988 series, 109,800 preferred shares, 1967 series, 69,643,703 Class A subordinate voting shares, and 8,863,487 Class B shares. All the outstanding shares of capital stock are validly issued, fully paid and non-assessable. The Class A subordinate voting shares are listed on The Montreal Exchange and The Toronto Stock Exchange.

         (c) Subsidiaries. Each of the Subsidiaries of Donohue has been duly incorporated under applicable law, is validly existing and has full corporate or legal power and authority to own its property and conduct its businesses as presently owned and conducted. All of the outstanding shares of the capital stock and other ownership interests of the Subsidiaries which are owned by Donohue are validly issued, fully paid and non-assessable and are owned free and clear of all material liens or encumbrances except under credit facilities established to facilitate the Transaction. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Donohue or any of its Subsidiaries to issue or sell any shares of any of those Subsidiaries or securities or obligations of any kind convertible into or exchangeable for shares of any of those Subsidiaries or any other person.

         (d) Authority Relative to this Agreement. Donohue has the requisite corporate power and authority to enter into this agreement and to perform its obligations hereunder. The execution and delivery of this agreement by Donohue have been duly authorized by the board of directors of Donohue and no other corporate proceedings on the part of Donohue are necessary to authorize this agreement and the transactions contemplated hereby, except as may be required by any Agency or the Legislation. This agreement has been duly executed and delivered by Donohue and constitutes a legal, valid and binding obligation of Donohue, enforceable by the Corporation and Tribune against Donohue in accordance with its terms. The execution and delivery by Donohue of this agreement and performance by it of its obligations hereunder will not result in:

                    (i) a material violation or breach of any provision of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under,

                           (A) its certificate or articles of incorporation or by-laws or those of any of its Subsidiaries,

                           (B) any applicable law or, to its knowledge, any regulation, order, judgment or decree (subject to obtaining the consents referred to below), or

                           (C) any agreement, arrangement or understanding to which it or any of its Subsidiaries is a party or by which any of them or their properties is bound or affected,

                   (ii) the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to be Materially Adverse to Donohue and its Subsidiaries taken as a whole.

Other than in connection with or in compliance with the provisions of the Competition Act (Canada), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States), the Legislation and the requirements of The Toronto Stock Exchange and The Montreal Exchange, no authorization, consent or approval of, or filing with, any Agency is necessary for the consummation by Donohue of its obligations under this agreement, except for such authorizations, consents, approvals and filings as to which the failure by any party to obtain or make would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this agreement.

         (e) Financial Statements and Disclosure Documents. The audited financial statements of Donohue prepared on a consolidated basis, for and as at the year ended December 31, 1994, together with the interim unaudited financial statement of Donohue for the nine-month period ended September 30, 1995, have been prepared in accordance with generally accepted accounting principles as recommended in the handbook of the Canadian Institute of Chartered Accountants applied on a consistent basis and fairly present the consolidated financial position of Donohue and its Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cashflows for the periods indicated therein. The most recent annual information form and management information circular filed by Donohue with the Ontario Securities Commission are, as of their respective dates, in compliance in all material respects with the Legislation and did not as at such dates contain any "misrepresentation" within the meaning of the Securities Act (Ontario). Donohue is in compliance with all timely disclosure obligations applicable to it under the Legislation.

         (f) Absence of Certain Changes or Events. Since September 30, 1995, except as has as been publicly disclosed in documents filed with the Ontario Securities Commission, there has not been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, Materially Adverse to Donohue and its Subsidiaries, taken as a whole (including any decision to implement such a change made by the board of directors of Donohue or any of its Subsidiaries or senior management of Donohue or any of its Subsidiaries who believe that confirmation of the decision by the board of directors of Donohue is probable).

         (g) Litigation. Except as disclosed in the financial statements of Donohue referred to in (e) or except as otherwise disclosed to the Corporation in writing, there are no claims, actions, proceedings, suits, investigations or reviews pending or, to the best of the knowledge of Donohue, threatened in writing against Donohue or any of its Subsidiaries or any of their properties before any Agency that, either individually or in the aggregate, if adversely determined would be Materially Adverse to Donohue and its Subsidiaries, taken as a whole.

         (h) Compliance. Except for any conflicts, defaults or violations that could not, individually or in the aggregate (taking into account the impact of any cross-defaults), reasonably be expected to be Materially Adverse to Donohue and its Subsidiaries taken as a whole, none of Donohue or any of its Subsidiaries in the operation of their respective businesses is in conflict with, or in default (including cross defaults) under or violation of:

                  (i) its articles or by-laws or equivalent organizational documents;

                  (ii) any law, rule, regulation, order, permit, judgement or decree (including those relating to environmental matters) applicable to it or by which any of its properties is bound or affected, including the Legislation; or

                  (iii) any agreement, arrangement or understanding of it or by which any of its properties is bound or affected.

         (i) Property. Except for title defects or encumbrances that are not material, each of Donohue and its Subsidiaries has good and marketable title to all of its material properties and assets (real and personal, tangible and intangible, including leasehold interests) including all the properties and assets reflected in the balance sheet forming part of the financial statements referred to in (e), except as indicated in the notes thereto, together with all additions thereto and less all dispositions thereof in the ordinary course of business. In each case, such property is subject to no lien of any kind except under credit facilities established to facilitate the Transaction, those liens expressly permitted by the terms of any financing or security agreement to which Donohue or any of its Subsidiaries is a party or as is reflected in the balance sheets forming part of the said financial statements, except where the failure to have such title, individually or in the aggregate, would not be Materially Adverse to Donohue and its Subsidiaries, taken as a whole.

         (j) Class A Shares. On completion of the Transaction, the 10,491,257 Class A shares to be issued in connection therewith will be validly authorized and issued to holders of Shares entitled to receive Class A shares pursuant to the Transaction.

         (k) Notes. On completion of the Transaction, the Notes will be validly authorized and created pursuant to a trust indenture and issued to holders of Shares entitled to receive Notes pursuant to the Transaction and the Notes and such trust indenture will be valid and binding obligations of Donohue, enforceable against Donohue in accordance with their terms.

         (l)  No  Restriction.  On  completion  of the  Transaction,  the
Class A shares and the Notes will be issued to holders of Shares in compliance with the Legislation. When issued, the Class A shares and the Notes will be freely tradeable by the holders thereof without any restriction or hold period, subject to control block restrictions.

         (m) Listing. On completion of the Transaction, the Class A shares will be listed and posted for trading on The Toronto Stock Exchange and The Montreal Exchange.

         (n) Share Certificate. The definitive form of certificate for the Class A shares will be in proper form under the Legislation and will comply in all respects with the requirements of The Toronto Stock Exchange and The Montreal Exchange.

         (o) Note Certificate. The definitive form of certificate for the Notes will be in proper form under the Legislation and will accurately describe the material terms and conditions of the trust indenture creating such Notes.

         (p) Reporting Issuer. Donohue is a reporting issuer under the Securities Act (Ontario) and is not in default of any requirement of such Act and is in compliance with the rules and regulations of The Toronto Stock Exchange and The Montreal Exchange. No order ceasing or suspending trading in securities of Donohue or prohibiting the transactions contemplated hereby has been issued and no proceedings for such purpose are pending or threatened.

         (q) Residency of Middleco. Middleco will be a corporation resident in Quebec and not situate in Ontario for purposes of the Corporations Tax Act (Ontario).

                                   SCHEDULE J
                                   ----------

                            EMPLOYMENT AND SEVERANCE
                             POLICIES AND PRACTICES

                             TERMINATION PROVISIONS


PROPOSED SEVERANCE GRID

Service              Level D                Level C             Level A

0 to 5 years         4 weeks/year           3 weeks/year        2 weeks/year

6 to 15 years        3 weeks/year           2 weeks/year        2 weeks/year
                     6-15                   6-15                6-15

Beyond 15 years      2 weeks/year           2 weeks/year        2 weeks/year
                     >15                    >15                 >15

Minimum:             38 weeks               26 weeks            10 weeks

Maximum:             78 weeks               65 weeks            52 weeks


Partial years count as full years for the purpose of calculating severance payments.

Severance payments would cease as of employee's 65th birthday.

OUTPLACEMENT:

     Group A: Group seminar, resume preparation plus eight (8) hours of individual counseling.

     Group C:            Six (6) months program.

     Group D:            Twelve (12) months program.

     Executive:          Full executive program (no limit)
                         (May select provider)

EMPLOYEE BENEFITS:
     (All employees)

     Medical and dental:          Continue during earlier of period of severance
                                  or when new employment obtained/retirement begins.

     Life Insurance:              Conversion privilege to extend to 30 days
                                  beyond date of severance. QUNO pays
                                  conversion charge.

     EAP:                         Continue during severance period.

     Company Car:                 Financial contribution towards lease
                                  continues during earlier of severance period or when new employment/retirement commences.
                                  Should a lease expire during severance period, no new lease will be granted. Residual benefit will be paid in cash. (Applied to Group "D" only for whom car is a perquisite;
                                  does not apply to sales managers).

     All other benefits cease as of date of termination.

RELOCATION EXPENSES:
     (Applicable to Group "D")

     Where, in order to accept alternate employment, an employee relocates to at least 50k closer to new workplace, the company will reimburse moving expenses including real estate and legal fees, land transfer tax and the cost of transporting personal effects to a maximum of $10,000. To be eligible for relocation expense reimbursement, a move must take place within one year of termination.

5.  PENSION

                                               Prereq.        #         Funding
                                               -------        -         --------

       o     Immediate unreduced)              Rule of 80)    24        $1.100MM
               and bridge)                     58 & 20 )

       o     Unreduced @ age 55                >50            18          .500MM

       o     Deferred                                         68            -

       o     SERP - Special Early Retirement Plan            110        $1.600MM

       (Escalated deferred  for 30 would add another $.500MM)




PENSION

       Past practice for employees 55 and 20 years of service - to eliminate actuarial reduction and pay bridge.

PENSION ARRANGEMENT

o     58-20:     No Actuarial Reduction

      o  Severance Pay

           o     RRSP
           o     Improve Bridge Benefit (OAS - CPP)

o     Rule of 80:            No Actuarial Reduction
                             (Age and Service)

      o    Cost Absorbed by Company
      o    Severance Pay

           o     RRSP
           o     Improve Bridge Benefit (OAS - CPP)

o     Grow in Rule:  Partial termination
                     Partial wind up

      o    Age and Service = 55

           o     Accrued Pension to date of lay-off
           o     Unreduced Pension from age 58-20
           o     Reduced Pension at 55 (to 58-20)
           o Commuted Value of Deferred Pension can be transferred to a locked in retirement saving plan
           o     Severance Pay

                 o    RRSP

o     Possible Issue of Partial wind up

      o If surplus in the plan laid-off employees could be entitled to surplus.

                       JUSTIFICATION FOR MINIMUM PAYMENTS


o     29% of professionals have short service with QUNO but are at senior level.

o 13% of professionals were "enticed", i.e. left stable employment within the past 5 years.

o 10% persons relocated (from Greater Toronto Area) in order to accept employment.

o As there is a death of head offices in the Niagara region, more than 50% will likely relocate in order to mitigate damages.

o Compared with past downsizings (closures of business, etc), only 18% are eligible for retirement.

DECISION PROCESS

STEP 1:

      Identify affected employees at Corbloc and Optech.

STEP 2:

      Identify qualified Corbloc/Optech personnel for Thorold vacancies and other jobs. Offer enhanced retirement/severance packages to "identified" Thorold employees.

STEP 3:

      Apply severance/retirement package to remaining affected Corbloc/Optech personnel.

                                QUNO CORPORATION

                        STAFF EMPLOYEES INCLUDE LOCAL 416



Division/Dept.                                  Job Categories
--------------                                  --------------                                  No. 55
                                                                                                & older
                                      D         C          A         B              Total       1/1/96
                                      --        --         --        --             -----       ------

Corporate
  Admin                               14        56         16         -              86
  Optech                               7        19          4         -              30
                                      --        --         --        --             ---
                                      21        75         20         -             116          20
                                      --        --         --        --             ---          ---

Thorold                                8        89         35        38             170          36

Baie-Comeau                            8        76         15        61             160          19

S.D.O.                                 9        61          9        39             118           5
                                      --        --         --        --             ---          --

   Sub-Total                          46       301         29       138             564          80

QUNO Recycling                                  10          4         4              18          0

Union Local 416BC                                -         75         -              75          N.A. Union
                                      --        --         --        --             ---          ----------

   Total                              46       311        158       142             657          80
                                      --       ---        ---       ---             ---          --

+9 executives
